Exhibit 99.1

DT Cloud Star Acquisition Corporation Announces Cancellation of Extraordinary General Meeting

New York, New York, December 22, 2025 - DT Cloud Star Acquisition Corporation (Nasdaq: DTSQU, DTSQ, DTSQR) (the “Company”), a newly organized blank check company incorporated in the Cayman Islands as a business company, today announced that it has cancelled the extraordinary general meeting of its shareholders that was previously adjourned to 10:00 a.m. Eastern Time on December 22, 2025 (the “EGM”), and has withdrawn from consideration by the shareholders the proposals set forth in the Company’s definitive proxy statement for the EGM filed with the U.S. Securities and Exchange Commission (the “SEC”) on December 2, 2025 and amended and supplemented on December 15 and 17, 2025.

About DT Cloud Star Acquisition Corporation

The Company is a blank check company, also commonly referred to as a special purpose acquisition company, or SPAC, formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more businesses. While the Company may pursue an initial business combination target in any business or industry, it intends to focus its search on industries that complement its management team’s background. The Company is led by Mr. Sam Zheng Sun, the Company’s Chief Executive Officer, and Mr. Kenneth Lam, the Company’s Chief Financial Officer.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the IPO and search for an initial business combination. No assurance can be given that the offering discussed above will be completed on the terms described, or at all, or that the net proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and preliminary prospectus for the IPO filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Additional Information and Where to Find It

On December 2, 2025, the Company filed a definitive proxy statement with the Securities and Exchange Commission (the “SEC”) in connection with its solicitation of proxies for the EGM. The Company filed additional proxy supplements with the SEC on December 15 and 17, 2025. Investors and security holders will be able to obtain free copies of the definitive proxy statement (including any amendments or supplements thereto) and other documents filed or that will be filed with the SEC through the web site maintained by the SEC at www.sec.gov.

Participants in the Solicitation

The Company and its directors, executive officers, other members of management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies from the shareholders of the Company in connection with the EGM. Investors and shareholders may obtain more detailed information regarding the names, affiliations and interests of the Company’s directors and officers in the Proxy Statement, which may be obtained free of charge from the sources indicated above.

No Offer or Solicitation

This press release shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the EGM proposals. This communication shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, or an exemption therefrom.

Contact:

For investors:

DT Cloud Star Acquisition Corporation

Sam Zheng Sun

Chief Executive Officer
Office 51, 10 Fl, 31 Hudson Yards
New York, NY

United States of America

Email: sam.sun@infinity-star.com